LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby constitutes and appoints each of Joan O. Lehanan and Joseph C. Ventura, signing singly, the undersigned's true and lawful attorney in fact to:

1. Execute for and on behalf of the undersigned, in the undersigned's capacity as a director of Humana Inc. (the Company) Forms 3, 4, and 5

(and any amendments thereto) in accordance with Section 16(a) of the Securities and Exchange Act of 1934 (the Act) and the rules thereunder;

2. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such

Forms 3, 4, and 5 and timely file such form with the United States

Securities and Exchange Commission (the SEC) and any stock exchange or similar authority, and

3. Take any other action of any type whatsoever in connection with the foregoing which,in the opinion of such attorney in fact, may be of benefit to,

in the best interest of,or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite,

necessary,or proper to be done in the exercise of any of the rights and powers herein granted,as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact,

or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned,

are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act, and that the undersigned shall review and affirm the accuracy of any such filings made on his behalf by the foregoing attorneys in fact.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of February, 2012.

/s/ W. Roy Dunbar

W. Roy Dunbar